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                                                                    EXHIBIT 10.6


                            NOTE AND PLEDGE AGREEMENT

                                                                 October 1, 2001
                                                       Charlotte, North Carolina

         FOR VALUE RECEIVED, the undersigned, John R. Belk, a resident of the State of North Carolina (the "Maker"), promises to pay to the order of Belk, Inc., a Delaware corporation (the "Company"), the principal sum of Two Million and 00/100 Dollars ($2,000,000.00) in accordance with the terms set forth in this Note and Pledge Agreement ("Agreement"). The principal amount outstanding from time to time under this Agreement will bear interest at a rate per annum equal to the 30 day LIBOR rate as published in the Wall Street Journal on the last business day of the month plus one hundred fifty (150) basis points for the entire following month. The principal amount outstanding under this Agreement will be payable in five equal annual installments of Four Hundred Thousand and 00/100 Dollars ($400,000.00) each, plus all accrued and unpaid interest, on January 3, 2003 and on January 3 of each year thereafter to and including January 3, 2007.

         As security for all sums to be paid by the Maker under this Agreement, the Maker hereby pledges, hypothecates, assigns, transfers, sets over and delivers to the Company, and grants to the Company a security interest in, all of the Maker's right, title and interest in, to and under Four Hundred Forty-Four Thousand Four Hundred Forty-Four (444,444) shares of the Company's Class A common stock owned by the Maker evidenced by stock certificates numbered 1137 and 1138 (the "Pledged Shares"), and all distributions, dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares (collectively, the "Pledged Collateral"). Provided, however, that so long as no Event of Default (as defined below) shall have occurred and be continuing, Maker shall have the right (1) to vote and give consents with respect to the Pledged Shares and (2) to receive and retain all distributions, dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed with respect to the Pledged Shares. All certificates representing or evidencing the Pledged Shares shall be delivered to and held by the Company, pursuant hereto, and shall be accompanied by duly executed, undated instruments of transfer or assignment in blank.

         Upon each cash payment of principal and interest, the Company will return to the Maker and release from the terms of this Agreement a portion of the Pledged Collateral equal in value to the amount of such payment. In the event that the Maker fails to make any payment of principal or interest within ten (10) days of the date when due under the terms of this Agreement, upon demand of the Company, the Maker shall transfer and convey to the Company all of his right, title and interest in and to Pledged Collateral having a value equal to the amount of such payment. To the extent that the amount of the payment due exceeds the value of the Pledged Collateral, the Maker shall remain fully liable for any such deficiency and, upon the demand of the Company, shall promptly pay the amount of such deficiency to the Company. For the purposes of this paragraph, the value of the Pledged Collateral shall be determined through an independent appraisal performed by an appraiser selected by the Company. The Maker hereby irrevocably constitutes and appoints the Company as the proxy and attorney-in-fact of the Maker,



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with full power of substitution, to enforce any of the Maker's obligations under this paragraph.

         All indebtedness evidenced by this Agreement shall automatically become due and payable hereunder, regardless of any prior demand or notice to the Maker, if (1) the Maker initiates, or has initiated against him, any proceedings for bankruptcy, reorganization, adjustment of debts, or other insolvency or receivership proceedings under applicable federal or state law, or (2) the Maker assigns, transfers or sells or creates or permits to be created any lien or other encumbrance on any of the Pledged Collateral. The occurrence of any of the foregoing events shall constitute an "Event of Default" under the Pledge Agreement.

         All principal and interest payable under this Promissory Note shall be paid to the Company at its principal office at 2801 West Tyvola Road, Charlotte, North Carolina 28217, or at such other place as the Company may designate in writing to the Maker. The payment of any indebtedness evidenced by this Agreement shall not affect the enforceability of this Agreement as to any future, different, or other indebtedness of the Maker evidenced hereby.

         The Maker may prepay in cash the indebtedness evidenced by this Agreement in whole or in part at any time without notice, penalty, or prepayment fee, and without interest on the amounts prepaid from the date the Company receives such prepayment. The Maker shall give the Company at least ten (10) days prior written notice of his intention to prepay such indebtedness, which notice shall specify the principal amount of the indebtedness to be prepaid and the date of such prepayment. On such prepayment date, the Maker shall pay to the Company the principal amount of the indebtedness to be prepaid together with accrued but unpaid interest thereon. All payments hereunder received from the Maker by the Company shall be applied first to interest to the extent then accrued and then to principal.

         Promptly following the payment in full of all sums due hereunder, the Company shall deliver to the Maker all Pledged Collateral then held by the Company at such time and all instruments of assignment executed in connection therewith, free and clear of the liens created hereby and, except as otherwise provided herein, all of the Maker's obligations hereunder shall at such time terminate.

         The Maker hereby waives notice of acceptance of this Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the indebtedness evidenced by this Agreement, and promptness in commencing suit against any party hereto or liable hereon, and in giving any notice to or of making any claim or demand hereunder upon the Maker. No act or omission of any kind on the Company's part shall in any event affect or impair this Agreement. Failure or forbearance of the Company to exercise any right hereunder, or otherwise granted by law, shall not affect or release the liability of the Maker hereunder, and shall not constitute a waiver of such right unless so stated by the Company in writing.

         In the event the indebtedness evidenced by this Promissory Note is collected by legal action, or through an attorney-at-law, the Maker agrees to pay to the Company all costs of collection, including reasonable attorneys' fees.


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         All of the rights, privileges, remedies and options given to the
Company shall inure to the benefit of its successors and assigns; and all the terms, conditions, promises, covenants, provisions and warranties of this Agreement shall inure to the benefit of and shall bind the representatives, successors and assigns of the Company and the Maker. The Maker may not assign this Agreement to any Person.

         Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         This Agreement reflects the entire agreement between the Maker and the Company with respect to the subject matter herein, and Maker has not received or relied upon any written or oral representations not reflected herein in executing this Agreement and agreeing to its terms. This Agreement may not be modified orally.

         This Agreement shall be governed by, and shall be construed in accordance with, the laws of the State of North Carolina without giving effect to the conflict of law provisions thereof.

         Time is of the essence hereunder.

         IN WITNESS WHEREOF, the undersigned Maker has duly executed this Promissory Note as of the day and year first above written.



                                             _____________________________(SEAL)
                                             John R. Belk




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